CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Equity Trust

We consent to the use of our reports dated November 21, 2005 for Evergreen Omega Fund and Evergreen Aggressive Growth Fund, each a series of Evergreen Equity Trust, included herein and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the Prospectus/Proxy Statement.

                                                                        /s/ KPMG LLP

Boston, Massachusetts

May 22, 2006